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                                                                   EXHIBIT 10.02
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                                LIMITED GUARANTY
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                             W I T N E S S E T H :
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     WHEREAS, Lernout & Hauspie Speech Products NV, a Belgian limited liability company ("Obligor"), on the one hand, has entered into a Revolving Credit Facility Agreement dated as of May 2, 2000 (the "Credit Agreement") with, on the other hand, KBC Bank NV and Fortis Bank NV as Lead Arrangers; Artesia Banking Corporation NV, Deutsche Bank NV and Dresdner Bank Luxembourg SA as Joint Arrangers; Artesia Banking Corporation NV as Agent for the Tranche A Facility; KBC Bank NV in its capacity as Agent for the Tranche B Facility and KBC Bank NV, Artesia Banking Corporation NV, Fortis Bank NV, Deutsche Bank NV and Dresdner Bank Luxembourg NV (together, the "Lenders"); and

     WHEREAS, as a condition subsequent to Obligor's obligations under the Credit Agreement, the Lenders have required that Dictaphone Corporation ("Guarantor"), a wholly-owned subsidiary of Obligor and the beneficiary of a portion of the funds made available to Obligor under the Credit Agreement (through, among other things, advances Obligor has made or later may make to Guarantor to enable Guarantor to pay some of its indebtedness existing as of the date of Obligor's acquisition of Guarantor), guarantee the full and prompt payment and performance of Obligor's obligations under the Credit Agreement on the terms and conditions provided herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of any and all loans, advances, and extensions of credit now or hereafter made or extended by Lenders to, for the account of or on behalf of Obligor pursuant to and under the Credit Agreement, Guarantor hereby unconditionally and absolutely guarantees to Lenders the full and prompt payment and performance by Obligor of all obligations which Obligor now or hereafter may have to Lenders of any kind or nature, whether now existing or hereafter arising, under or evidenced by the Credit Agreement, in an amount not to exceed $167 million, plus interest accruing thereon under the Credit Agreement, plus the "Indenture Amount" (as that term is defined below) (the "Obligations"). The Obligations will decrease in proportion to (i) the amounts by which the facility made available to the Obligor under the Credit Agreement is reduced and/or (ii) any amounts under the facility are cancelled by the Obligor. "Indenture Amount" shall mean the total outstanding balance of advances received by Obligor under the Credit Agreement, which Obligor advances to Guarantor to enable Guarantor to satisfy its obligations ($200 million principal, plus interest and any applicable premium, charges and fees) under the following: (i) Dictaphone Corporation 11 3/4 % Senior Subordinated Notes due 2005 in the aggregate original principal amount of $200,000,000 and (ii) that certain Indenture dated as of August 11, 1995 by and among Dictaphone Corporation and State Street Bank & Trust Company, as successor to Shawmut Bank Connecticut, National Association, as Trustee.

     Payments due by the Obligor under this Guaranty shall be paid upon receipt of the Lenders' written demand to that effect, sent by the Agents on behalf of the Lenders.
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     The Guarantor hereby waives notice of and consent to the creation of
Obligations, to any amendments thereof, to any actions taken thereunder, and to the execution by Obligor of the above-referenced Credit Agreement and of any other agreements, documents and instruments now or hereafter executed by Obligor in connection with the Obligations. The Guarantor further waives the following: notice of incurring of indebtedness and obligations by Obligor; acceptance of this Guaranty by Lenders; presentment and demand for payment, protest, notice of protest and notice of dishonor or non-payment of any of the Obligations; any right to require suit against Obligor or any other party before enforcing this Guaranty; any right of subrogation to Lender's rights against Obligor until Obligor's indebtedness and obligations to Lender are paid in full; and all other notices and demands otherwise required by law which the Guarantor may lawfully waive.

     Guarantor's obligations hereunder shall not be released, discharged, terminated or impaired in any manner whatsoever, irrespective of the lack of any notice to or consent of the Guarantor, by any of the following: (a) new agreements or obligations of Obligor with or to Lenders; (b) amendments, indulgences, extensions, modifications, renewals or waivers of default as to any existing or future agreements or obligations of Obligor or third parties with or to Lenders, or extensions of credit by Lenders to Obligor; (c) adjustments, compromises or releases of any obligations of Obligor, Guarantor or other parties, including any other guarantors, or exchanges, releases, dispositions or sales of any security of Obligor, Guarantor or other parties, including any other guarantors; (d) invalidity, irregularity, defect, or unenforceability, for any reason, of any of the Obligations, or of any instrument or writing, or of any security or other guaranty, or acts or omissions by Lenders or Obligor; (e) interruptions in the business relations between Lenders and Obligor; (f) voluntary or involuntary bankruptcy (including a reorganization in bankruptcy) of Obligor or entry of an order for relief against or with respect to the Obligor under Title 11 of the United States Code or similar foreign laws; (g) composition, extension, moratoria or other forms of debtor relief granted to Obligor pursuant to law presently in force or hereafter enacted; (h) payment of any or all obligations and indebtedness of Obligor in the event such payment is invalidated or avoided by a trustee, custodian or receiver of Obligor; (i) the dissolution of Obligor; and (j) the reorganization, merger or consolidation of Obligor into or with another entity, corporate or otherwise, or the sale or disposition of all or substantially all of the capital stock, business or assets of Obligor to any other person or party.

     For purposes of any action or proceeding involving this Guaranty, Guarantor hereby expressly submits to the jurisdiction of all federal and state courts located in the Commonwealth of Massachusetts and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service.

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     GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE
EXTENT PERMITTED BY APPLICABLE LAW) (I) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS GUARANTY OR THE AGREEMENTS AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY AND
(II) ANY RIGHT TO CONTEST THE APPROPRIATENESS OF ANY ACTION BROUGHT IN ANY COURT WITHIN THE JURISDICTION MENTIONED IN THE PRECEDING PARAGRAPH BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE AND FORUM NON CONVENIENS.

     This Guaranty and all terms and conditions hereof shall be binding upon Guarantor, its successors and assigns, and shall inure to the benefit of Lenders and their successors and assigns. Legal rights and obligations hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.


     IN WITNESS WHEREOF, Guarantor executes this instrument under seal as of this 30th day of May, 2000.

WITNESS:                      DICTAPHONE CORPORATION



   /s/ Laura Capone             by:  /s/ Joseph D. Skrzypczak
 ------------------                --------------------------
                                 Name: Joseph D. Skrzypczak
                                Title: Chief Operating Officer and Acting Chief
                                Financial Officer

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